Exhibit 99.1
Contacts:
Investors: InterMune, Inc. Investor Relations Dept, 415-466-2242, ir@intermune.com
Media: Pam Lord, Porter Novelli Life Sciences, 619-849-6003, plord@pnlifesciences.com
InterMune Announces Fourth Quarter and Full Year 2006 Financial Results
— Fourth Quarter and Full Year Non-GAAP Net Loss Results Improve —
BRISBANE, Calif., February 8, 2007 — InterMune, Inc. (Nasdaq: ITMN) today announced results from operations for the fourth quarter and year ended December 31, 2006.
As a result of the December 30, 2005 divestiture of Infergen®, and in compliance with U.S. Generally Accepted Accounting Principals (GAAP), revenue and operating costs associated with Infergen® are reported in discontinued operations in the company’s financial statements.
Results for the Fourth Quarter 2006
InterMune reported a net loss for the fourth quarter of 2006 of $16.6 million, or $0.49 per share, compared to net income of $59.7 million, or $1.84 per share in the fourth quarter of 2005. Fourth quarter 2006 net loss includes $3.7 million for equity-based compensation as required by the Financial Accounting Standards Board’s FAS 123R. Fourth quarter 2005 net income includes three items that did not occur in 2006: net income from discontinued operations of $73.8 million, or $2.28 per share, associated with the divestiture of Infergen®; a $5.5 million restructuring charge; and a $10.0 million credit to research and development related to an accrued milestone payment for oritavancin that was reversed when the compound was divested in December of 2005. Excluding the impact of the equity-based compensation expense in 2006 and the three items in 2005, fourth quarter 2006 net loss was $13.0 million, or $0.38 per share, an improvement of 30% compared to a net loss for the fourth quarter 2005 of $18.6 million, or $0.57 per share.
Total product revenue for the fourth quarter of 2006 was $19.4 million, comprised solely of Actimmune® (interferon gamma-1b) revenue, compared to $29.0 million in the fourth quarter of 2005, which included revenue from Actimmune® and also from Aralast®, a product InterMune ceased promoting in December 2005. Fourth quarter 2006 Actimmune® revenue decreased 31% compared to $28.2 million in the fourth quarter of 2005. This decrease is substantially greater than prior quarter-to-quarter comparisons due to a combination of excess inventory accumulated by specialty distributors in the fourth quarter of 2005 and fewer shipping days in December of 2006.
Cost of goods sold for the fourth quarter of 2006 was $4.0 million, or 21% of total product revenue, compared to $7.2 million, or 25% of total product revenue, for the same quarter of 2005.
Research and development (R&D) expense for the fourth quarter of 2006 was $24.9 million, compared to $18.6 million for the same quarter in 2005. Included in fourth quarter 2006 R&D expense was $1.8 million for equity-based compensation. Included in fourth quarter 2005 R&D expense was the $10.0 million oritavancin milestone credit. Excluding the impact of these two items, R&D expense for the fourth quarter of 2006 was $23.2 million, compared to $28.6 million in the fourth quarter of 2005, a decrease of 19%. The decreased spending in the fourth quarter of 2006 was due to the discontinuation, in February 2006, of the company’s Phase 3 trial evaluating Actimmune® for ovarian cancer and a $3.2 million credit for the reimbursement from Roche for its portion of ITMN-191 development costs under the collaboration agreement entered into in October of 2006.
Selling, general and administrative (SG&A) expense for the fourth quarter of 2006 was $10.5 million compared to $12.7 million for the same period in 2005. Included in fourth quarter 2006 SG&A expense was $1.9 million for equity-based compensation. Excluding the impact of equity-based compensation, the fourth quarter 2006 SG&A expense was $8.6 million compared to $12.7 million in the fourth quarter 2005, a decrease of 32%. The decrease was primarily the result of the reductions in field-based IPF disease awareness activities and a decrease in the number of personnel in the home office, as announced in November 2005.
Recent Business Highlights
•	As announced on October 16, 2006, InterMune and Roche established a global research, development and commercialization collaboration for the InterMune hepatitis C virus (HCV) protease inhibitor program including ITMN-191 and second generation HCV protease inhibitor drug candidates. On December 19, 2006, InterMune and Roche initiated a Phase 1a clinical trial for ITMN-191 in Europe. This trial is being conducted in healthy volunteers and is a single ascending dose study.
•	On October 26, 2006, InterMune announced that it had finalized a comprehensive settlement with the government concerning promotional activities for Actimmune® by former employees during a period that ended in June of 2003. The settlement resolved without criminal sanctions all outstanding government investigations of InterMune. The company will pay $36.9 million plus 5% interest over five years. The obligation to make these payments was fully reflected in the company’s financial statements by September 30, 2006.
•	On December 22, 2006, Shionogi and Co., Ltd reported positive results for its pivotal Phase 3 trial conducted in Japan evaluating pirfenidone for the treatment of patients with IPF. InterMune is developing pirfenidone for IPF in the U.S. and Europe. Using vital capacity as the primary endpoint, Shionogi showed that pirfenidone significantly inhibited worsening of the disease. Shionogi also announced that it plans to file for registration with the Japanese authorities before the end of March of 2007.
“In 2006, we made excellent progress with our three highest-value development programs and completed our transformation to be a focused R&D organization,” said Dan Welch, President and CEO of InterMune. “With several important milestones ahead of us, this year has the potential to be very exciting. In 2007, we plan to complete our pivotal Phase 3 INSPIRE trial in IPF, obtain initial results regarding ITMN-191 in patients with chronic hepatitis C virus infections, and complete the enrollment of our pivotal Phase 3 CAPACITY program for pirfenidone.”

Results for the Year Ended December 31, 2006
InterMune reported a net loss for the year ended December 31, 2006 of $102.4 million, or $3.08 per share, compared to a net loss for the year ended December 31, 2005 of $5.2 million, or $0.16 per share. The net loss for 2006 included two items that did not occur in 2005: a charge of $36.9 million related to the comprehensive government settlement announced on October 26, 2006 and $16.9 million of equity-based compensation. The net loss for 2005 included three items that did not occur in 2006: income from discontinued operations of $52.4 million associated with the divestiture of Infergen®; a $5.5 million restructuring charge; and the $10.0 million oritavancin milestone credit. Excluding the impact of these five items, the 2006 net loss was $48.6 million, or $1.46 per share, a 22% improvement compared to a net loss of $62.1 million, or $1.93 per share in 2005.
The company recorded total product revenue of $90.3 million for the year ended December 31, 2006, which was comprised solely of Actimmune® revenue, compared to $110.5 million in 2005, which included Actimmune®, Aralast® and Amphotec®. For the twelve months of 2006, Actimmune® revenue decreased 16% compared to $107.6 million in 2005.
Cost of goods sold for the year ended December 31, 2006 was $19.7 million, representing 22% of total product revenue, compared to $33.8 million, or 31% of total product revenue, in 2005. Included in 2005 cost of goods sold was a charge of $9.1 million taken for excess inventory.
R&D expense for the year ended December 31, 2006 was $103.3 million, compared to $72.7 million for 2005. Included in R&D expense in 2006 was $8.1 million for equity-based compensation. Included in 2005 R&D expense was the $10.0 million oritavancin milestone credit. Excluding the impact of these two items, R&D expense in 2006 was $95.3 million, compared to $82.7 million in 2005, an increase of 15%. The increase in R&D expense in 2006 was related to increased investment in the company’s two Phase 3 clinical development programs in IPF, the manufacturing, preclinical and clinical activities for ITMN-191 prior to entering into the collaboration agreement with Roche, and an increased investment in pulmonology and hepatology research.
SG&A expense for the year ended December 31, 2006 was $40.5 million, including $8.8 million in equity-based compensation. Excluding the impact of equity-based compensation, SG&A expense for 2006 was $31.7 million compared to $58.9 million in 2005, a decrease of 46%. The decrease was largely the result of the reductions in field-based IPF disease awareness activities and a decrease in the number of personnel in the home office, as announced in November 2005.
As of December 31, 2006, InterMune’s cash, cash equivalents and available-for-sale securities totaled $214.5 million.
2007 Financial Guidance
InterMune projects 2007 total revenue to be between $70-90 million. This relatively wide estimated revenue range reflects the fact that InterMune continues to have limited visibility into Actimmune® revenue because the vast majority of revenue comes from off-label prescriptions of Actimmune® for IPF and the company does not promote the product for this indication. In 2007, revenue will include approximately $3 million of the $60 million up-front payment made by

Roche to InterMune amortized over approximately 20 years, the expected duration of the collaboration.
Cost of goods sold in 2007 is expected to be 21-23% of product revenue.
R&D expense in 2007 is expected to be between $110-125 million, which includes $5-10 million for estimated expense related to equity-based compensation. This guidance includes InterMune’s portion of the R&D costs for the ITMN-191 development program to be incurred by InterMune and Roche.
InterMune projects 2007 SG&A expense to be between $35-45 million, which includes $5-10 million for estimated expense related to equity-based compensation.
Corporate Objectives for 2007
•	InterMune expects to complete the pivotal Phase 3 INSPIRE trial of Actimmune® in IPF in the fourth quarter of 2007 and report top-line results by the end of January of 2008.
•	Also in IPF, InterMune expects to complete the enrollment of 580 patients in the Phase 3 CAPACITY program of pirfenidone in IPF in the fourth quarter of 2007 and to report top-line results in the first half of 2009.
•	InterMune expects to complete the currently running Phase 1a study of ITMN-191 in healthy subjects in the first half of 2007.
•	InterMune plans to evaluate ITMN-191 in a Phase 1b randomized, double-blind, placebo controlled, multiple ascending dose study in patients infected with chronic hepatitis C virus. ITMN-191 will be administered to treatment naïve patients for 14 days and the study will include a cohort of non-responder patients. InterMune and its partner Roche expect to announce initial viral kinetic results from the Phase 1b trial in the second half of 2007.
Conference Call and Webcast Details
InterMune will host a conference call today at 4:30 p.m. ET to discuss fourth quarter and year-end 2006 financial results. Interested investors and others may participate in the conference call by dialing 888-799-0528 (U.S.) or 706-634-0154 (international), and entering conference ID# 7489754. A replay of the webcast and teleconference will be available approximately three hours after the call.
To access the webcast, please log on to the company’s website at www.intermune.com at least 15 minutes prior to the start of the call to ensure adequate time for any software downloads that may be required.
The teleconference replay will be available for ten business days following the call and can be accessed by dialing 800-642-1687 (U.S.) or 706-645-9291 (international) and entering the conference ID# 7489754. The webcast will remain available on the company’s website until the next earnings call.
About InterMune
InterMune is a biotechnology company focused on the research, development and commercialization of innovative therapies in pulmonology and hepatology. InterMune has a pipeline portfolio addressing idiopathic pulmonary fibrosis (IPF) and hepatitis C virus (HCV) infections. The pulmonology portfolio includes two Phase 3 programs evaluating possible therapeutic candidates for treatment of patients with IPF. The INSPIRE trial is evaluating Actimmune® (interferon gamma-1b) and the CAPACITY program is evaluating pirfenidone. The hepatology portfolio includes the HCV protease inhibitor compound ITMN-191 in Phase 1a, a second-generation HCV protease inhibitor program, and a research program evaluating a new target in hepatology. For additional information about InterMune and its R&D pipeline, please visit www.intermune.com.
This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect the company’s judgment and involve risks and uncertainties as of the date of this release, including without limitation the statements related to anticipated future financial results and product development. All forward-looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. The company’s actual results could differ materially from those described in the forward-looking statements.
Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading ‘Risk Factors’ in the most recent annual report issued by InterMune on Form 10-K filed with the SEC on March 13, 2006 (the “Form 10-K”) and updates included in the most recent Form 10-Q filed with the SEC on November 9, 2006 (the “Form 10-Q”), and other periodic reports filed with the SEC, and include the following: (i) the information herein is of a preliminary nature and therefore subject to further adjustment; (ii) the risk that if physicians do not prescribe Actimmune® for the treatment of IPF, an indication for which Actimmune® has not been approved by the FDA, or if patient referral rates continue to decline, the company’s revenue will decline; (iii) risks related to regulation by the FDA and other agencies with respect to the company’s communications with physicians concerning Actimmune® for the treatment of IPF; (iv) reimbursement risks associated with third-party payors; (v) risks related to whether InterMune is able to obtain, maintain and enforce patents and other intellectual property; (vi) risks related to significant regulatory, supply and competitive barriers to entry; (vii) risks related to the uncertain, lengthy and expensive clinical development and regulatory process, including having no unexpected safety, toxicology, clinical or other issues; (viii) risks related to achieving positive clinical trial results; (ix) risks related to timely patient enrollment and retention in clinical trials; (x) the terms of the settlement negotiated with the government concerning certain promotional activities related to Actimmune®; (xi) the ability of InterMune to pay the settlement amount on time or at all; (xii) the dependence on InterMune’s compliance with the terms of the settlement with the government; (xiii) the results of the InterMune CAPACITY trial of pirfenidone may differ from those of Shionogi’s Phase 3 clinical trial; and (xiv) risks related to changes in federal and state laws and regulations. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-K and InterMune’s other periodic reports filed with the SEC.
NOTE: Actimmune® is a registered trademark of InterMune, Inc. Each other trademark, trade name or service mark appearing in this news release belongs to its holder.

# # # #
InterMune, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2006	2005	2006	2005
Revenue, net
Actimmune	$19,354	$28,243	$90,317	$107,633
Other products	—	772	—	2,863
Collaboration revenue	467	—	467	—

Total revenue, net	19,821	29,015	90,784	110,496

Costs and expenses:
Cost of goods sold	3,969	7,235	19,651	33,842
Amortization of product rights	125	125	500	1,180
Research and development	24,922	18,609	103,336	72,736
Selling, general and administrative	10,514	12,701	40,516	58,854
Provision for settlement	—	—	36,944	—
Restructuring charges	—	5,549	—	5,549

Total costs and expenses	39,530	44,219	200,947	172,161

Loss from operations	(19,709)	(15,204)	(110,163)	(61,665)

Interest income	2,859	892	9,512	3,965
Interest expense	(599)	(325)	(1,542)	(1,261)
Other income (expense)	1,224	523	1,057	1,313

Loss from continuing operations	(16,225)	(14,114)	(101,136)	(57,648)
Discontinued operations:
Loss from discontinued operations	(405)	(11,557)	(1,244)	(32,925)
Gain on sale of discontinued	—	85,338	—	85,338
operations (net of transaction costs)

Net income (loss) from discontinued operations	(405)	73,781	(1,244)	52,413

Net income (loss)	$(16,630)	$59,667	$(102,380)	$(5,235)

Basic and diluted net income (loss) per share:
Continuing operations	$(0.48)	$(0.44)	$(3.04)	$(1.79)
Discontinued operations	$(0.01)	$2.28	$(0.04)	$1.63

Net income (loss) per share	$(0.49)	$1.84	$(3.08)	$(0.16)

Shares used in calculating basic and diluted net income (loss) per share	33,680	32,412	33,277	32,220

InterMune, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 31,	December 31,
	2006	2005
Cash, cash equivalents and available-for sale securities	$214,548	$215,525
Other assets	47,470	50,717

Total assets	$262,018	$266,242

Total other liabilities	$33,988	$64,475
Provision for settlement	33,116	—
Deferred collaboration revenue	59,533	—
Convertible senior notes	170,000	170,000
Stockholders’ equity (deficit)	(34,619)	31,767

Total liabilities and stockholders’ equity	$262,018	$266,242

The non-GAAP financial information presented in InterMune’s fourth quarter and year-end 2006 financial report is utilized by InterMune management to help gain a better understanding of the operating performance of the company. InterMune believes that the presentation of this non-GAAP financial information is useful in excluding activities or transactions that are not necessarily relevant to obtaining an understanding of the trends in the results of the company.

				Three Months Ended
				December 31
	2006	2006		2006	2005	2005		2005
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue, net
Actimmune	$19,354	$—		$19,354	$28,243	$—		$28,243
Other products	—	—		—	772	—		772
Collaboration revenue	467	—		467	—	—		—

Total revenue, net	19,821	—		19,821	29,015	—		29,015

Costs and expenses:
Cost of goods sold	3,969	—		3,969	7,235	—		7,235
Amortization of product rights	125	—		125	125	—		125
Research and development	24,922	(1,759	) (1)	23,163	18,609	10,000	(2)	28,609
Selling, general and administrative	10,514	(1,905	) (1)	8,609	12,701	—		12,701
Provision for settlement	—	—		—	—	—		—
Restructuring charges	—	—		—	5,549	(5,549	) (3)	—

Total costs and expenses	39,530	(3,664)		35,866	44,219	4,451		48,670

Loss from operations	(19,709)	3,664		(16,045)	(15,204)	(4,451)		(19,655)

Interest income	2,859	—		2,859	892	—		892
Interest expense	(599)	—		(599)	(325)	—		(325)
Other income (expense)	1,224	—		1,224	523	—		523

Loss from continuing operations	(16,225)	3,664		(12,561)	(14,114)	(4,451)		(18,565)
Discontinued operations:
Loss from discontinued operations	(405)			(405)	(11,557)	11,557	(4)	—
Gain on sale of discontinued operations (net of transaction costs)	—			—	85,338	(85,338)	(4)	—

Net income (loss) from discontinued operations	(405)			(405)	73,781	(73,781)		—

Net income (loss)	$(16,630)			$(12,966)	$59,667			$(18,565)

Basic and diluted net income (loss) per share:
Continuing operations	$(0.48)			$(0.37)	$(0.44)			$(0.57)
Discontinued operations	$(0.01)			$(0.01)	$2.28			$—

Net income (loss) per share	$(0.49)			$(0.38)	$1.84			$(0.57)

Shares used in calculating basic and diluted net income (loss) per share	33,680			33,680	32,412			32,412

(1)	Reflects stock-based compensation expense as required by SFAS 123(R)

(2)	Reflects a credit related to an accrued milestone payment for oritavancin that was reversed when this compound was divested in December 2005.

(3)	Reflects restructuring charge taken in connection with the reduction of our field-based IPF disease awareness activities

(4)	Reflects discontinued operations associated with the divestiture of Infergen®

				Year Ended
				December 31
	2006	2006		2006	2005	2005		2005
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue, net
Actimmune	$90,317	$—		$90,317	$107,633	$—		$107,633
Other products	—	—		—	2,863	—		2,863
Collaboration revenue	467	—		467	—	—		—

Total revenue, net	90,784	—		90,784	110,496	—		110,496

Costs and expenses:
Cost of goods sold	19,651	—		19,651	33,842	—		33,842
Amortization of product rights	500	—		500	1,180	—		1,180
Research and development	103,336	(8,082	) (1)	95,254	72,736	10,000	(3)	82,736
Selling, general and administrative	40,516	(8,791	) (1)	31,725	58,854	—		58,854
Provision for settlement	36,944	(36,944	) (2)	—	—	—		—
Restructuring charges	—	—		—	5,549	(5,549	) (4)	—

Total costs and expenses	200,947	(53,817)		147,130	172,161	4,451		176,612

Loss from operations	(110,163)	53,817		(56,346)	(61,665)	(4,451)		(66,116)

Interest income	9,512	—		9,512	3,965	—		3,965
Interest expense	(1,542)	—		(1,542)	(1,261)	—		(1,261)
Other income (expense)	1,057	—		1,057	1,313	—		1,313

Loss from continuing operations	(101,136)	53,817		(47,319)	(57,648)	(4,451)		(62,099)
Discontinued operations:
Loss from discontinued operations	(1,244)			(1,244)	(32,925)	32,925	(5)	—
Gain on sale of discontinued operations (net of transaction costs)	—			—	85,338	(85,338	) (5)	—

Net income (loss) from discontinued operations	(1,244)			(1,244)	52,413			—

Net income (loss)	$(102,380)			$(48,563)	$(5,235)			$(62,099)

Basic and diluted net income (loss) per share:
Continuing operations	$(3.04)			$(1.42)	$(1.79)			$(1.93)
Discontinued operations	$(0.04)			$(0.04)	$1.63			$—

Net income (loss) per share	$(3.08)			$(1.46)	$(0.16)			$(1.93)

Shares used in calculating basic and diluted net income (loss) per share	33,277			33,277	32,220			32,220

(1)	Reflects stock-based compensation expense as required by SFAS 123(R)

(2)	Reflects the comprehensive settlement with the government concerning promotional activities for Actimmune® by former employees during a period that ended in June of 2003.

(3)	Reflects a credit related to an accrued milestone payment for oritavancin that was reversed when this compound was divested in December 2005.

(4)	Reflects restructuring charge taken in connection with the reduction of our field-based IPF disease awareness activities (5) Reflects discontinued operations associated with the divestiture of Infergen®

(5)	Reflects discontinued operations associated with the divestiture of Intergen®